Exhibit (m) (iii) under Form N-1A
                                            Exhibit (1) under Item 601/Reg.S-K


                                  EXHIBIT A
                                    to the
                              Distribution Plan
                                  CCMI FUNDS
                                CCMI Bond Fund

         This Distribution Plan is adopted by CCMI FUNDS with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25% of the average aggregate net asset value of the CCMI Bond Fund held during the month.

         Witness the due execution hereof this 1st day of March, 2002.



                                    CCMI FUNDS


                                    By:  /s/ Beth S. Broderick
                                       --------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President